Exhibit 10.3

EXECUTION VERSION

Subscription Agreement

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of July, 2020, by and among Churchill Capital Corp III, a Delaware corporation (the “Issuer”), Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”), Polaris Parent Corp., a Delaware corporation (“Music”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Holdings, Music and the other parties named therein will, immediately following the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of July 12, 2020 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of the Issuer will be merged with and into Music, with Music surviving as a wholly owned subsidiary of the Issuer, and immediately thereafter Music will be merged with and into another direct, wholly owned subsidiary of Music, with such subsidiary surviving as a wholly owned subsidiary of the Issuer (together, the “Mergers”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of (i) shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share and (ii) warrants to purchase one share of Class A common stock, on substantially the terms set forth in the form of Warrant Agreement attached hereto as Exhibit A hereto, as set forth on the signature page hereto, (the “Warrants”), for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares (including Incentive Shares (as defined below), if any) and the Warrants in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A common stock and Warrants on the Closing Date at the same per share purchase price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 132,050,000 shares of Class A common stock and 6,500,000 Warrants;

WHEREAS, certain other “qualified institutional buyers” or “accredited investors” (each, a “Convert Subscriber”) have, severally and not jointly, entered into separate convertible note subscription agreements with the Issuer (the “Convert Subscription Agreements”), pursuant to which such investors have agreed to purchase convertible notes of the Issuer on the Closing Date, and the aggregate amount of convertible notes to be sold by the Issuer pursuant the Convert Subscription Agreements equals, as of the date hereof, $1,300,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed.

1.            Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares and the Warrants (such subscription and issuance, the “Subscription”). In connection with such Subscription, Subscriber shall be entitled to, and Issuer agrees to issue to Subscriber, additional shares of Class A common stock (rounded up to the nearest whole share) equal to the number determined by multiplying (i) if the Purchase Price paid by Subscriber is less than $250,000,000 (A) the Subscribed Shares, by (B) 1%, or (ii) if the Purchase Price paid by Subscriber is equal to or exceeds $250,000,000 (A) the Subscribed Shares, by (B) 2.5%, (such shares, the “Incentive Shares” and together with the Subscribed Shares, the “Shares”).

2.            Representations, Warranties and Agreements.

2.1            Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares and the Warrants to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1            If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2            If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of the Subscriber, is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares and the Warrants only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares or the Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares or the Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares or the Warrants.

2.1.5            Subscriber understands that the Shares and the Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares and the Warrants have not been registered under the Securities Act. Subscriber understands that the Shares and the Warrants may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares or the Warrants shall contain a legend to such effect. Subscriber acknowledges that the Shares or the Warrants will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares or the Warrants will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares or the Warrants and may be required to bear the financial risk of an investment in the Shares or the Warrants for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares or the Warrants.

2.1.6            Subscriber understands and agrees that Subscriber is purchasing the Shares and the Warrants directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Holdings, Music or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.7            Subscriber represents and warrants that its acquisition and holding of the Shares and the Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8            In making its decision to purchase the Shares and the Warrants, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Shares and the Warrants or the offer and sale of the Shares and the Warrants. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares and the Warrants, including with respect to the Issuer, Holdings, Music and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and the Warrants.

2.1.9            Subscriber became aware of this offering of the Shares and the Warrants solely by means of direct contact between Subscriber and the Issuer or its representative. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the Issuer or its representative, and the Shares and the Warrants were offered to Subscriber solely by direct contact between Subscriber and the Issuer or its representative. Subscriber did not become aware of this offering of the Shares and the Warrants, nor were the Shares or the Warrants offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Shares and the Warrants (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares and the Warrants. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the Warrants, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.11            Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and the Warrants and determined that the Shares and the Warrants are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or the Warrants or made any findings or determination as to the fairness of an investment in the Shares or the Warrants.

2.1.13            Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares and the Warrants were legally derived.

2.1.14            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares and the Warrants, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and the Warrants.

2.1.15            Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber with the Commission with respect to the beneficial ownership of the Issuer’s common stock, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16            Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of Shares and the Warrants hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of Shares and the Warrants hereunder.

2.1.17            Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 and was not formed for the purpose of acquiring the Shares and Warrants.

2.1.18            No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.2            Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares and the Warrants, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1            The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2            The Shares and the Warrants have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares and the Warrants in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares and the Warrants will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation or under the DGCL. The shares of Class A common stock issuable upon exercise of the Warrants (the “Warrant Shares”), when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s second amended and restated certificate of incorporation or under the DGCL.

2.2.3            This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4            The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.

2.2.5            The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the Warrants and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (a “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6            Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares or the Warrants under the Securities Act.

2.2.7            Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares or the Warrants and neither the Issuer nor any person acting on its behalf offered any of the Shares or the Warrants in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.8            Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of 132,050,000 Shares and 6,500,000 Warrants for an aggregate purchase price of $1,300,000,000 (including the Shares and Warrants purchased and sold under this Subscription Agreement) (collectively, the “PIPE Securities”). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber (other than Subscriber in connection with the Other Subscription Agreements) (collectively, the “PIPE Agreements”) which include terms and conditions that are materially more advantageous to any such Other Holder (as compared to Subscriber) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, (iv) any rights granted to an Other Subscriber party to an Other Subscription Agreement with the Issuer to acquire Shares and Warrants having an aggregate purchase price (either alone or together with its Affiliates or with an investor that is commonly advised with the subscriber as determined by the Issuer) equal to or in excess of $500,000,000 in the aggregate or (vi) any rights or benefits granted to the Issuer, Holdings, Music or any of their respective Affiliates or any of their respective partners, members, shareholders, employees or agents.

2.2.9            As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 301,000,000 shares of capital stock, including (a) 250,000,000 shares of Class A common stock, (b) 50,000,000 shares of Class B common stock, par value $0.0001 per share (“Existing Class B Shares”); and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Existing Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 110,000,000 shares of Class A common stock are issued and outstanding; (iii) 27,500,000 Existing Class B Shares are issued and outstanding; (iv) 23,000,000 warrants to purchase 23,000,000 shares of Class A common stock (the “Private Placement Warrants”) are outstanding; and (v) 27,500,000 warrants to purchase 27,500,000 shares of Class A common stock (the “Public Warrants”) are outstanding. All (i) issued and outstanding shares of Class A common stock and Existing Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Convert Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Class A common stock or Class B common stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the First Merger Sub and the Second Merger Sub, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Merger Agreement and the Transaction Agreements.

2.2.10            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (x) no registration under the Securities Act is required for the offer and sale of the Shares or the Warrants by the Issuer to Subscriber and (y) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws.

2.2.11            The Issuer has made available to Subscriber (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to the proxy statement to be filed by the Issuer with respect to the Transactions or any other information relating to Music or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.12            As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened, Actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and perform its obligations under this Subscription Agreement.

2.2.13            No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Subscriber. The Issuer agrees to indemnify and hold harmless Subscriber from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of Issuer and to bear the cost of legal expenses incurred by Subscriber in defending against any such claim.

2.2.14            The execution, delivery and performance of its obligations hereunder by Subscriber are, or are based on, commercial acts for purposes of applicable law.

2.2.15            The Class A common stock of the Issuer is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A common stock or prohibit or terminate the listing of the Class A common stock on the NYSE. The Issuer has taken no action that is designed to terminate the registration of the Class A common stock under the Exchange Act.

3.            Settlement Date and Delivery.

3.1            Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and immediately prior to, the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least ten (10) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to the Issuer no later than two (2) Business Days prior to the Expected Closing Date, the Purchase Price for the Shares and the Warrants, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. If the Transactions are not consummated on or prior to the tenth (10th) Business Day after the Expected Closing Date, the Issuer shall return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. Unless otherwise agreed by Holdings and Music in writing, the Issuer shall deliver the Closing Notice at least eight (8) Business Days prior to the date of the Special Meeting. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Shares in certificated or book entry form (at the Issuer’s election) and the Warrants in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2            Conditions to Closing of the Issuer.

The Issuer’s obligations to sell and issue the Shares and the Warrants at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Issuer, on or prior to the Closing Date, of each of the following conditions:

3.2.1            Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2            Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3            Closing of the Transactions. All conditions precedent to the Issuer’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Closing.

3.2.4            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3            Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Shares and the Warrants at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1            Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions; provided, that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Issuer contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to Music’s obligations under the Merger Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Music waives such condition with respect to such breach under the Merger Agreement.

3.3.2            Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

3.3.3            Closing of the Transactions. (i) All conditions precedent to the consummation of the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), (ii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Agreement without having received Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and (iii) the Transactions will be consummated immediately following the Closing.

3.3.4            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

4.            Registration Statement.

4.1            The Issuer agrees that, within 15 Business Days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares and the Warrant Shares (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 75th calendar day (or 135th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 5th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4.

4.2            In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

4.2.1            except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) ;

4.2.2            advise Subscriber within five (5) Business Days:

(a)      when a Registration Statement or any post-effective amendment thereto has become effective;

(b)      of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c)      of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d)      subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4            upon the occurrence of any event contemplated in Section 4.10.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5            use its commercially reasonable efforts to cause all Shares and Warrant Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Class A common stock is then listed.

4.3            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares and the Warrants under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to the Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares and the shares of Class A common stock underlying the Warrants in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares and the shares of Class A common stock underlying the Warrants shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

5.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of (i) the termination of the Merger Agreement promptly after the termination of such agreement, and (ii) any waiver by the Issuer of any of the conditions specified in Article X of the Merger Agreement.

6.            Miscellaneous.

6.1            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1            Subscriber acknowledges that the Issuer, Holdings, Music and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer, Holdings and Music if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2            Each of the Issuer, Subscriber, Holdings and Music is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3            The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber.

6.1.4            Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5            Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

6.2            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)             if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Issuer, to:

Churchill Capital Corp. III

640 Fifth Avenue, 12th Floor

New York, NY 10019

Attention:       Michael S. Klein

Telephone:     212-380-7775

Email:               Michael.klein@mkleinandcompany.com

with a required copy (which copy shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello and Matthew Gilroy

Email: michael.aiello@weil.com and matthew.gilroy@weil.com

(iii)            if to Music, to:

c/o MultiPlan, Inc.

115 Fifth Avenue

New York, NY 10003

Attention: Mark Tabak and David Redmond

Email: mtabak@multiplan.com and david.redmond@multiplan.com

with a required copy (which copy shall not constitute notice) to:

c/o Hellman & Friedman

415 Mission Street

Suite 5700

San Francisco, CA 94105

Attn: Arrie Park

Email: apark@hf.com

and

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell, P.C., Jon-Micheal A. Wheat, P.C. and Emma E. Lange-Novak

Email:  rcampbell@kirkland.com, jwheat@kirkland.com and
emma.lange-novak@kirkland.com

(iv)            if to Holdings, to:

c/o Hellman & Friedman

415 Mission Street

Suite 5700

San Francisco, CA 94105

Attn: Arrie Park

Email: apark@hf.com

and

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell, P.C., Jon-Micheal A. Wheat, P.C. and Emma E. Lange-Novak

Email:  rcampbell@kirkland.com, jwheat@kirkland.com and
emma.lange-novak@kirkland.com

6.3            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4            Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Holdings and Music; provided that any rights (but not obligations) of a party under this Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

6.5            Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares and Warrants acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warrants of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6            Benefit.

6.6.1            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.6.2            Each of the Issuer and Subscriber acknowledges and agrees that (a) this Subscription Agreement is being entered into in order to induce each of Holdings and Music to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, each of Holdings and Music would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of Holdings and Music, and (c) each of Holdings and Music may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of each of the Issuer and Subscriber under this Subscription Agreement.

6.6.3            Each party hereto agrees that the Holdings Equityholders are third party beneficiaries of this Agreement and each Holdings Equityholder may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of Subscriber under this Agreement, as amended, modified, supplemented or waived in accordance with Section 6.4.

6.7            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8            Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11          Remedies.

6.11.1          The parties agree that the irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the parties hereto to cause to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.  In connection with any Action for which Holdings or Music is being granted an award of money damages, each of the Issuer and Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the cash consideration that is or was to be paid to Holdings or its equityholders under the Merger Agreement and/or Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Merger Agreement and Subscription Agreement.

6.11.2          The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.11.3          If the Closing does not occur prior to the consummation of the Transactions due to a breach by Subscriber of any of its obligations hereunder, then Holdings or one or more of the Holdings Equityholders (as defined below) shall have the right (exercisable by written notice to Subscriber (the “Demand Notice”) on or before the date that is thirty (30) days after the consummation of the Transactions and as a non-exclusive remedy for any such breach and in addition to and without in any limiting or amending the provisions of Section 6.11.1) to cause Subscriber to purchase from Holdings (or its assignee(s) or designee(s), including the Holdings Equityholders) all or a portion of the number of Subscribed Shares that Subscriber failed to purchase at the Closing (the “Subject Shares”) for a purchase price of $10 per Subject Share. At any time and from time to time as of, from and after the consummation of the Transactions under the Merger Agreement, Holdings may designate one or more of its direct or indirect equityholders that are transferees of the Acquiror Shares from Holdings that were held by Holdings as of the consummation of the Transactions (the “Holdings Equityholders”) as sellers of the Subject Shares on a pro rata basis based upon such equityholders’ ownership of Holdings as of immediately prior to the consummation of the Transactions. The consummation of such purchase and sale shall take place on a date fixed by Holdings or the Holdings Equityholders, as applicable, in the Demand Notice, which date shall be not sooner than ten (10) Business Days after the date of Subscriber’s receipt of the Demand Notice. Holdings and each Holdings Equityholder, as applicable, shall be entitled to receive customary representations and warranties from Subscriber regarding such purchase and sale, and Subscriber agrees to execute and deliver all customary purchase documentation as Holdings or such Holdings Equityholder may reasonably request. Each such Subscriber and the Issuer shall (and shall cause their and their respective affiliates’ directors, officers, employees, partners, agents and representatives to) promptly (but in no event later than ten (10) Business Days) following Subscriber’s receipt of the Demand Notice make all governmental filings and obtain all governmental consents and approvals that are required to be made or obtained prior to the consummation of such purchase and sale, including compliance with the notification and reporting requirements of the HSR Act in respect of such purchase and sale. Without limiting the generality of the foregoing, each of Subscriber and the Issuer shall (and shall cause their and their respective affiliates’ directors, officers, employees, partners, agents and representatives to) undertake promptly any and all action required to complete lawfully the transactions contemplated by this Section 6.11.3 as soon as practicable and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the transactions contemplated by this Section 6.11.3, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of Subscriber or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of Subscriber and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated hereby as promptly as practicable.

6.11.4          In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13          No Broker or Finder. Each of the Issuer and Subscriber agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14          Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15          Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16          Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17          Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.            Cleansing Statement; Disclosure.

7.1            The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Convert Subscription Agreements and the Transactions.

7.2            Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement, the Proxy Statement or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (y) any other documents or communications provided by the Issuer, Holdings or Music to any Governmental Authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other Governmental Authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer, Holdings or Music, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, each of the Issuer, Holdings or Music will not use or disclose the name of Subscriber or any information relating to Subscriber or this Subscription Agreement, other than to the Issuer’s, Holdings’ or Music’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Issuer, Holdings and Music shall not use Subscriber’s name in any press release issued in connection with the Transactions. Subscriber will promptly provide any information reasonably requested by the Issuer, Holdings or Music for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

8.            Trust Account Waiver. In addition to the waiver of Music pursuant to Section 6.04 of the Merger Agreement, and notwithstanding anything to the contrary set forth herein, each of Holdings, Music and Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Each of Holdings, Music and Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Holdings, Music or Subscriber has any Claim against the Issuer under this Subscription Agreement, each of Holdings, Music or Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Each of Holdings, Music and Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and each of Holdings, Music and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Holdings, Music or Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Holdings, Music or Subscriber, as applicable, shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9.            Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Holdings, Music, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that neither (i) any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) Holdings or Music, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees, shall be liable to any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

10.          Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock and until the third anniversary of the Closing Date, the Issuer agrees to:

10.1.1            make and keep public information available, as those terms are understood and defined in Rule 144;

10.1.2            file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

10.1.3            furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If the Shares, the Warrants and/or the Warrant Shares are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will cause its transfer agent to remove the legend set forth in Section 2.1.5. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares and the Warrants without any such legend; provided, that, notwithstanding the foregoing, Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, Holdings, Music and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CHURCHILL CAPITAL CORP III

By:
Name:
Title:

POLARIS INVESTMENT HOLDINGS, L.P.

By:
Name:
Title:

polaris parent corp.

By:
Name:
Title:

Accepted and agreed this [●] day of [●], 2020.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: [●], 2020

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Subscribed Shares subscribed for:

Aggregate Number of Incentive Shares to be issued:

Aggregate Number of Warrants (which shall be 1/20th of the number of Subscribed Shares listed above) subscribed for:

Aggregate Purchase Price: $ ._______________

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D; or

☐ Any entity in which all of the equity owners are “accredited investors.”

Exhibit A

Form of Warrant Agreement

(see attached)

CHURCHILL CAPITAL CORP III

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

WARRANT AGREEMENT

Dated as of [•], 2020

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [•], 2020, is by and between Churchill Capital Corp III, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company and the other parties named therein entered into that certain Agreement and Plan of Merger, dated as of [•], 2020 (the “Merger Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of the Company will be merged with and into Polaris Parent Corp., a Delaware corporation (“Music”), with Music surviving as a wholly owned subsidiary of the Company, and immediately thereafter Music will be merged with and into another direct, wholly owned subsidiary of Music, with such subsidiary surviving as a wholly owned subsidiary of the Issuer (together, the “Mergers”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with and as of the consummation of the Transactions, the Company shall issue to certain investors pursuant to a private placement (each, an “Investor”) warrants (subject to rounding to avoid fractional warrants), each entitling the Investor to purchase one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) at an exercise price of $12.50 per share, subject to adjustment as described herein and bearing the legend set forth in Exhibit B hereto (the “PIPE Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the PIPE Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the PIPE Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the PIPE Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the PIPE Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the PIPE Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

2.             Warrants.

2.1              Form of PIPE Warrant. Each PIPE Warrant shall initially be issued in registered form only. PIPE Warrants may be represented by one or more physical definitive certificates or by book entry.

2.2              Effect of Countersignature. If a physical definitive certificate is issued, unless and until countersigned by the Warrant Agent, either by manual or facsimile signature, pursuant to this Agreement, a PIPE Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3              Registration.

2.3.1        PIPE Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the PIPE Warrants. Upon the initial issuance of the PIPE Warrants in book-entry form, the Warrant Agent shall issue and register the PIPE Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

The physical definitive certificates, if issued, shall be in the form annexed hereto as Exhibit A, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President or the Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any PIPE Warrant shall have ceased to serve in the capacity in which such person signed the PIPE Warrant before such PIPE Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2        Registered Holder. Prior to due presentment for registration of transfer of any PIPE Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such PIPE Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such PIPE Warrant and of each PIPE Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical definitive certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4              Fractional Warrants. The Company shall not issue fractional PIPE Warrants and the Company shall round down to the nearest whole number the number of PIPE Warrants to be issued to such holder.

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3.             Terms and Exercise of PIPE Warrants.

3.1              PIPE Warrant Price. Each PIPE Warrant shall entitle the Registered Holder thereof, subject to the provisions of such PIPE Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share described in the prior sentence at which shares of Common Stock may be purchased at the time a PIPE Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) business days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the PIPE Warrants and, provided further that any such reduction shall be identical among all of the PIPE Warrants.

3.2              Duration of PIPE Warrants. A PIPE Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the date of this Agreement, and (B) terminating at 5:00 p.m., New York City time on the earlier to occur of (w) the date that is five (5) years after the date of this Agreement, (x) the liquidation of the Company in accordance with the Company’s certificate of incorporation, as amended from time to time, and (y) the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any PIPE Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each PIPE Warrant not exercised on or before the Expiration Date shall become null and void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the PIPE Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the PIPE Warrants, and, provided further that any such extension shall be identical in duration among all the PIPE Warrants.

3.3              Exercise of PIPE Warrants.

3.3.1        Payment. Subject to the provisions of the PIPE Warrant and this Agreement, a PIPE Warrant may be exercised by the Registered Holder thereof at any time prior to the Expiration Date by surrendering it at the office of the Warrant Agent or at the office of its successor as Warrant Agent, together with (i) an election to purchase form, duly executed, electing to exercise such PIPE Warrant; and (ii) payment in full of the Warrant Price for each full share of Common Stock as to which the PIPE Warrant is exercised and any and all applicable taxes due in connection with the exercise of the PIPE Warrant, the exchange of the PIPE Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a)               in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent or by wire;

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(b)               in the event of a redemption pursuant to Section 6 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the PIPE Warrants to exercise such PIPE Warrants on a “cashless basis,” by surrendering the PIPE Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the PIPE Warrants, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(b)) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the PIPE Warrants, pursuant to Section 6 hereof; or

(c)               as provided in Section 7.4 hereof.

The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

3.3.2        Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any PIPE Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such PIPE Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such PIPE Warrant shall not have been exercised in full, a new book-entry position or countersigned PIPE Warrant, as applicable, for the number of shares of Common Stock as to which such PIPE Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a PIPE Warrant and shall have no obligation to settle such PIPE Warrant exercise unless a (a) registration statement under the Securities Act covering the issuance of the Common Stock underlying the PIPE Warrants is then effective and (b) a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4. No PIPE Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a PIPE Warrant unless the shares of Common Stock issuable upon such PIPE Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the PIPE Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a PIPE Warrant, the holder of such PIPE Warrant shall not be entitled to exercise such PIPE Warrant and such PIPE Warrant may have no value and expire worthless. Subject to Section 4.6 of this Agreement, a Registered Holder of PIPE Warrants may exercise its PIPE Warrants only for a whole number of shares of Common Stock. In no event will the Company be required to net cash settle the PIPE Warrant exercise. The Company may require holders of PIPE Warrants to settle the PIPE Warrant on a “cashless basis” pursuant to Subsection 3.3.1(b), Section 6.3 and Section 7.4. If, by reason of any exercise of PIPE Warrants on a “cashless basis,” the holder of any PIPE Warrant would be entitled, upon the exercise of such PIPE Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

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3.3.3        Valid Issuance. All shares of Common Stock issued upon the proper exercise of a PIPE Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4        Date of Issuance. Each person in whose name any book entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the PIPE Warrant, or book entry position representing such PIPE Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated PIPE Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

3.3.5        Maximum Percentage. A holder of a PIPE Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a PIPE Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not affect the exercise of the holder’s PIPE Warrant, and such holder shall not have the right to exercise such PIPE Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the PIPE Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the PIPE Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the PIPE Warrant, in determining the number of issued and outstanding shares of Common Stock, the holder may rely on the number of issued and outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Warrant Agent setting forth the number of Common Stock issued and outstanding. For any reason at any time, upon the written request of the holder of the PIPE Warrant, the Company shall, within two (2) business days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a PIPE Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

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4.             Adjustments.

4.1              Stock Dividends.

4.1.1        Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each PIPE Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the shares of Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2        Extraordinary, Dividends. If the Company, at any time while the PIPE Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the PIPE Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below) or (c) in connection with any distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each PIPE Warrant) does not exceed $0.50.

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4.2              Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each PIPE Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3              Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the PIPE Warrants is adjusted, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the PIPE Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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4.4              Replacement of Securities upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company into another type of entity (other than a consolidation or merger in which the Company is the continuing corporation (and is not a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock of the Company in substantially the same proportions immediately before such transaction) and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the PIPE Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the PIPE Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the PIPE Warrants would have received if such holder had exercised his, her or its PIPE Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each PIPE Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a PIPE Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such PIPE Warrant holder had exercised the PIPE Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the shares of Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the PIPE Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference, if positive, of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below) (which amount determined under this clause (ii) shall not be less than zero). The “Black-Scholes Warrant Value” means the value of a PIPE Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the PIPE Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the PIPE Warrant.

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4.5              Notices of Changes in PIPE Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a PIPE Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a PIPE Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; provided, however, that no adjustment to the number of shares of Common Stock issuable upon exercise of a PIPE Warrant shall be required until cumulative adjustments amount to 1% or more of the number of shares of Common Stock issuable upon exercise of a PIPE Warrant as last adjusted; provided, further, that any such adjustments that are not made are carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of shares of Common Stock issuable upon exercise of a PIPE Warrant and (ii) on the exercise date of any PIPE Warrant. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4 4 in connection with which an adjustment is made to the Warrant Price or the number of shares of Common Stock issuable upon exercise of a PIPE Warrant, the Company shall give written notice of the occurrence of such event to each holder of a PIPE Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6              No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of PIPE Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any PIPE Warrant would be entitled, upon the exercise of such PIPE Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7              Form of PIPE Warrant. The form of PIPE Warrant need not be changed because of any adjustment pursuant to this Section 4, and PIPE Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the PIPE Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of PIPE Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any PIPE Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding PIPE Warrant or otherwise, may be in the form as so changed.

4.8              Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the PIPE Warrants in order to (i) avoid an adverse impact on the PIPE Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the PIPE Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the PIPE Warrants in a manner that is consistent with any adjustment recommended in such opinion.

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5.             Transfer and Exchange of PIPE Warrants.

5.1              Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding PIPE Warrant upon the Warrant Register, upon surrender of such PIPE Warrant for transfer, in the case of certificated warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new PIPE Warrant representing an equal aggregate number of PIPE Warrants shall be issued and the old PIPE Warrant shall be cancelled by the Warrant Agent. In the case of certificated warrants, the PIPE Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2              Procedure for Surrender of Warrants. PIPE Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer and thereupon the Warrant Agent shall issue in exchange therefor one or more new PIPE Warrants as requested by the Registered Holder of the PIPE Warrants so surrendered, representing an equal aggregate number of PIPE Warrants; provided, however, that in the event that a PIPE Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such PIPE Warrant and issue new PIPE Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new PIPE Warrants must also bear a restrictive legend.

5.3              Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a PIPE Warrant.

5.4              Service Charges. No service charge shall be made for any exchange or registration of transfer of PIPE Warrants.

5.5              Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the PIPE Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with PIPE Warrants duly executed on behalf of the Company for such purpose.

6.             Redemption.

6.1              Redemption of PIPE Warrants. Subject to Section 6.4 hereof, not less than all of the outstanding PIPE Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the PIPE Warrants, as described in Section 6.2 below, at the price of $0.01 per PIPE Warrant (the “Redemption Price”), provided that the closing price of the Common Stock reported has been at least $18.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days, within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the PIPE Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below) or the Company has elected to require the exercise of the PIPE Warrants on a “cashless basis” pursuant to subsection 3.3.1 and such cashless exercise is exempt from registration under the Securities Act.

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6.2              Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the PIPE Warrants pursuant to Section 6.1, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (such 30-day period, the “Redemption Period”) to the Registered Holders of the PIPE Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.3              Exercise After Notice of Redemption. The PIPE Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event that the Company determines to require all holders of PIPE Warrants to exercise their PIPE Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the PIPE Warrants, including the “Fair Market Value” (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the PIPE Warrants shall have no further rights except to receive, upon surrender of the PIPE Warrants, the Redemption Price.

7.             Other Provisions Relating to Rights of Holders of PIPE Warrants.

7.1              No Rights as Stockholder. A PIPE Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2              Lost, Stolen, Mutilated, or Destroyed Warrants. If any PIPE Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated PIPE Warrant, include the surrender thereof), issue a new PIPE Warrant of like denomination, tenor and date as the PIPE Warrant so lost, stolen, mutilated or destroyed, and countersigned by the Warrant Agent. Any such new PIPE Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed PIPE Warrant shall be at any time enforceable by anyone. Warrant Agent may, at its option, countersign replacement PIPE Warrants for mutilated certificates upon presentation thereof without such indemnity.

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7.3              Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding PIPE Warrants issued pursuant to this Agreement.

7.4              Registration of Shares of Common Stock; Cashless Exercise at Company’s Option.

7.4.1        Registration of Shares of Common Stock. The issuance of shares of Common Stock upon the exercise of a PIPE Warrant shall be registered in the same manner and on the same terms the resale of Common Stock pursuant to the terms of the Subscription Agreement by and between the Company and the Investor, dated as of the date hereof.

7.4.2        Cashless Exercise at Company’s Option. If the shares of Common Stock are at the time of any exercise of a PIPE Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute) and there is no effective registration statement covering the shares issuable upon exercise of the PIPE Warrants at such time, the Company may, at its option, require holders of PIPE Warrants who exercise PIPE Warrants to exercise such PIPE Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor statute) or such other applicable exemption, for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the PIPE Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.2, “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date that notice of exercise is sent to the Warrant Agent from the holder of such PIPE Warrants or its securities broker or intermediary, and if the Company does not so elect, the Company agrees to use its best efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the PIPE Warrant under the blue sky laws of the state of residence of the exercising PIPE Warrant holder to the extent an exemption is not available.

8.             Concerning the Warrant Agent and Other Matters.

8.1              Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the PIPE Warrants, but the Company and the Warrant Agent shall not be obligated to pay any transfer taxes in respect of the PIPE Warrants or such shares of Common Stock.

8.2              Resignation, Consolidation, or Merger of Warrant Agent.

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8.2.1        Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of ninety (90) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a PIPE Warrant (who shall, with such notice, submit his PIPE Warrant for inspection by the Company), then the holder of any PIPE Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be authorized under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2        Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Company’s transfer agent for the shares of Common Stock not later than the effective date of any such appointment.

8.2.3        Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3              Fees and Expenses of Warrant Agent.

8.3.1        Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2        Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

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8.4              Liability of Warrant Agent.

8.4.1        Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President or the Secretary or other principal officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2        Indemnity. The Warrant Agent shall be liable hereunder only for its own, or its representatives’, gross negligence, willful misconduct, bad faith or material breach of this Agreement. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s, or its representatives’, gross negligence, willful misconduct, bad faith or material breach of this Agreement.

8.4.3        Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any PIPE Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any PIPE Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any PIPE Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

8.5              Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to PIPE Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the PIPE Warrants.

8.6              Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of February 13, 2020, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

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9.             Miscellaneous Provisions.

9.1              Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2              Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any PIPE Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Churchill Capital Corp III
640 Fifth Avenue, 12th Floor
New York, New York 10019
Attention: Lee Jay Taragin

with a copy to (which shall not constitute notice):

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael J. Aiello and Matthew Gilroy

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any PIPE Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

in each case, with copy to:

[●]

9.3              Applicable Law. The validity, interpretation, and performance of this Agreement and of the PIPE Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the City of New York, County of New York, State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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9.4              Compliance and Confidentiality. The Warrant Agent shall perform its duties under this Agreement in compliance with all applicable laws and keep confidential all information relating to this Agreement and, except as required by applicable law, shall not use such information for any purpose other than the performance of the Warrant Agent’s obligations under this Agreement.

9.5              Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the PIPE Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the PIPE Warrants.

9.6              Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any PIPE Warrant. The Warrant Agent may require any such holder to submit such holder’s PIPE Warrant for inspection by the Warrant Agent.

9.7              Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9.8              Effect of Headings. The section headings herein are for convenience only and arc not part of this Agreement and shall not affect the interpretation thereof.

9.9              Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period shall require the vote or written consent of the Registered Holders of 50% of the number of the then outstanding PIPE Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 2, respectively, without the consent of the Registered Holders.

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9.10          Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Legend – PIPE Warrants

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHURCHILL CAPITAL CORP III

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE NULL AND VOID IF NOT EXERCISED PRIOR
TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE
WARRANT AGREEMENT DESCRIBED BELOW

Churchill Capital Corp III
Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “PIPE Warrants” and each, a “PIPE Warrant”) to purchase shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Churchill Capital Corp III, a Delaware corporation (the “Company”). Each whole PIPE Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole PIPE Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any PIPE Warrant. If, upon the exercise of PIPE Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. The number of shares of Common Stock issuable upon exercise of the PIPE Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The initial Warrant Price per share of Common Stock for any PIPE Warrant is equal to $12.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

[Form of Warrant]

Subject to the conditions set forth in the Warrant Agreement, the PIPE Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such PIPE Warrants shall become null and void. The PIPE Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

CHURCHILL CAPITAL CORP III

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Form of Warrant]

[Form of Warrant Certificate]

[Reverse]

The PIPE Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of PIPE Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (or successor warrant agent) (collectively, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the PIPE Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

PIPE Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of PIPE Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the designated office of the Warrant Agent. In the event that upon any exercise of PIPE Warrants evidenced hereby the number of PIPE Warrants exercised shall be less than the total number of PIPE Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of PIPE Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no PIPE Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the PIPE Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a PIPE Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the PIPE Warrant.

Warrant Certificates, when surrendered at the designated office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of PIPE Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of PIPE Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other third-party charges imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the PIPE Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of PIPE Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Churchill Capital Corp III (the “Company”) in the amount of
$[●] in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of [●] whose address is [●] and that such shares of Common Stock be delivered to [●] whose address is [●]. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●], and that such Warrant Certificate be delivered to [●], whose address is [●].

In the event that the PIPE Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Common Stock that this PIPE Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b), and Section 6.3 of the Warrant Agreement.

In the event that the PIPE Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this PIPE Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the PIPE Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this PIPE Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●], and that such Warrant Certificate be delivered to [●], whose address is [●].

Date:

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT, OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS PURSUANT TO A SUBSCRIPTION AGREEMENT ENTERED INTO WITH THE COMPANY.